Exhibit 5.2

October 19, 2020

Third Point Reinsurance Ltd.
Point House
3 Waterloo Lane
Pembroke HM 08
Bermuda

Third Point Reinsurance Ltd.

Ladies and Gentlemen:

We have acted as special New York counsel to Third Point Reinsurance Ltd., a Bermuda exempted holding company limited by shares (the “Company”), in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-4 (Registration No. 333-248989) (the “Registration Statement”), relating to the proposed issuance of up to 64,173,344 common shares, par value $0.10 per share (the “Common Shares”), 13,466,776 Series A preference shares, par value $0.10 per share (the “Series A Preference Shares”), 21,883,138 warrants (the “Warrants”), $104,232,841 aggregate amount of upside rights (the “Upside Rights”), 4,693,689 contingent value rights (the “CVRs”) and an indeterminate number of common shares, par value $0.10 per share, underlying the Series A Preference Shares, Warrants and Upside Rights (the “Underlying Common Shares”) in connection with the proposed merger of Yoga Merger Sub Limited, a Bermuda exempted company limited by shares and a wholly owned subsidiary of the Company, with Sirius International Insurance Group., Ltd., a Bermuda exempted holding company limited by shares (“Sirius”). The Warrants will be issued pursuant to a warrant agreement, to be dated as of the date of issuance and substantially in the form attached as Exhibit E to Annex A of the Registration Statement (the “Warrant Agreement”), by and between the Company and the warrant agent appointed thereto (in such capacity, the “Warrant Agent”). The Upside Rights will be issued substantially in the form attached as Exhibit F to Annex A of the Registration Statement. The CVRs will be issued pursuant to the contingent value rights agreement, to be dated as of the date of issuance and substantially in the form attached as Exhibit C to Annex A of the Registration Statement (the “CVR Agreement”), by and between the Company and the rights agent appointed thereto (in such capacity, the “Rights Agent”).

In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Warrant Agreement, the Upside Right and the CVR Agreement, (b) examined and relied on such corporate or other organizational documents and records of the Company and other persons and such certificates of public officials, officers and representatives of the Company and other persons as we have deemed appropriate for the purposes of such opinions, (c) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company delivered to us, and the representations and warranties contained in or made pursuant to the Warrant Agreement, the Upside Right and the CVR Agreement and (d) made such investigations of law as we have deemed appropriate as a basis for such opinions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, (iv) the legal capacity of all natural persons executing documents, (v) the valid existence and good standing of the Warrant Agent and the Rights Agent, (vi) the corporate or other power and authority of the Warrant Agent and the Rights Agent to enter into and perform its obligations under the Warrant Agreement and the CVR Agreement, respectively, (vii) that the Company’s shareholders approve the share issuance as described in the Registration Statement, (viii) that the shareholders of Sirius approve the merger as described in the Registration Statement, (ix) the Registration Statement has been declared effective pursuant to the Securities Act and (x) the merger contemplated by the Registration Statement is consummated and the Warrants, Upside Rights and CVRs are issued as part of the merger consideration as described in the Registration Statement.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.            When (i) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent shall have been duly appointed by the Company and (ii) the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and in accordance with the terms of the Warrant Agreement, the Warrants will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with their terms.

2.            When the Upside Rights have been duly executed and delivered by the Company in accordance with their terms, the Upside Rights will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with their terms.

3.            When (i) the CVR Agreement has been duly executed and delivered by the Company and the Rights Agent shall have been duly appointed by the Company and (ii) the CVRs have been duly executed, issued and delivered as contemplated by the Registration Statement and in accordance with the terms of the CVR Agreement, the CVRs will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, diligence, reasonableness and fair dealing, and standards of materiality.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York as currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on October 19, 2020, and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP

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